Consent of Independent Registered Public Accounting Firm

Foot Locker 401(k) Plan Administrator:

We consent to the incorporation by reference in the registration statement (No. 33-10783, 33-91888, 33-91886, 33-97832, 333-07215, 333-21131, 333-62425, 333-33120, 333-41056, 333-41058, 333-74688, 333-99829, 333-111222, 333-121515, 333-144044, 333-149803, 333-167066, 333-171523, 333-190680, 333-196899) on Form S-8 of Foot Locker, Inc. of our reports dated June 22, 2022, with respect to the statements of net assets available for benefits of the Foot Locker 401(k) Plan as of December 31, 2019 and 2018, the related statements of changes in net assets available for benefits for the years then ended, and the related notes (collectively, the “financial statements”), and the supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2019, and supplemental Schedule H, Line 4a-Schedule of Delinquent Participant Contributions for the year ended December 31, 2019, which report appears in the December 31, 2019 annual report for Form 11-K of the Foot Locker 401(k) Plan.

 /s/ KPMG LLP

Short Hills, New Jersey
June 22, 2020